Exhibit 99.1

LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND STRONG FULL YEAR 2009

FINANCIAL RESULTS

- Live Nation and Ticketmaster complete Merger in January 2010 -

- Live Nation grows adjusted operating income by over 10% year over year -

- Ticketmaster revenue increases for the year, driven by full year of artist management business -

LOS ANGELES – February 25, 2010 – Live Nation Entertainment (NYSE: LYV) released financial results for the three months and twelve months ended December 31, 2009 today.

“Our merger with Ticketmaster allows us to accelerate the execution of our vision and strategy to build a live music company that delivers a full service connection between the artist and fan,” said Irving Azoff, Executive Chairman of Live Nation Entertainment. “We believe our combined platform will create a more diversified and stronger enterprise with the resources to develop new products, expand access and improve transparency and choice in the ticketing process, while generating incremental free cash flow and increased returns to shareholders.”

“In the months ahead, we will concentrate our efforts on integrating our operations, building efficiencies and driving innovation across the products and services we provide to artists, fans and sponsors,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “As we seek to maximize the performance of our combined operations, we are focused on eliminating redundancies and capturing at least $40 million in synergies this year. Our goals for 2010 also include further enhancing and growing our two premier e-commerce store fronts, Ticketmaster.com and LiveNation.com, continuing to test advanced ticketing technologies and distribution channels, and evaluating our options with regard to reducing our debt and strengthening our financial position.”

LIVE NATION AND TICKETMASTER

COMBINED FINANCIAL SUMMARY

(Unaudited)

	Year Ended December 31, 2009 (1), (2)
	Live Nation	Ticketmaster	Combined
	(In millions)
Revenue	$4,181.0	$1,486.2	$5,667.2
Operating Income (Loss)	(52.4)	96.1	43.7
Adjusted Operating Income/Adjusted EBITDA(3) ,(4)	164.5	280.0	444.5

Free Cash Flow(4)	$58.9	$114.3	$173.2

(1)	This table is simply taking the reported numbers for Live Nation and Ticketmaster separately and adding them together.
(2)	This table is not intended to represent a pro forma income statement for what the combined company would have looked like on a consolidated basis as if the Merger had been completed on January 1, 2009. Live Nation expects to file such a statement as an amendment to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2010.
(3)	Ticketmaster’s Adjusted EBITDA has been revised to add back $32.2 million of merger costs to make the measures more comparable.
(4)	Adjusted operating income, adjusted EBITDA and free cash flow are non-GAAP items defined and reconciled to the comparable GAAP items at the end of the release.

COMBINED CAPITALIZATION SUMMARY

(Unaudited)

	Year Ended December 31, 2009 (1), (2)
	Live Nation	Ticketmaster	Combined
	(In millions)
Revolver	$101.3	$85.0	$186.3
Term loan	343.5	440.0	783.5
Senior notes	—	287.0	287.0
Convertible senior notes, net of discount	167.2	—	167.2
Other (including capital leases)	128.0	—	128.0

Total debt	$740.0	$812.0	$1,552.0
Preferred stock	40.0	16.1	56.1

Total debt & preferred stock	780.0	828.1	$1,608.1
Less: Free cash / Operating cash(3)	94.5	252.6	347.1

Net debt & preferred stock	$685.5	$575.5	$1,261.0

(1)	This table is simply taking the reported numbers for Live Nation and Ticketmaster separately and adding them together.
(2)	This table is not intended to represent a pro forma balance sheet for what the combined company would have looked like on a consolidated basis as if the Merger had been completed on December 31, 2009. This information will be included in the Form 8-K to be filed by Live Nation described above.
(3)	Free cash is a non-GAAP item defined and reconciled to the comparable GAAP items at the end of the release. Operating cash for Ticketmaster is cash and cash equivalents of $554.5 million less client cash of $301.9.

LIVE NATION FINANCIAL HIGHLIGHTS – 4th QUARTER

(Unaudited)

	Q4 2009	Q4 2008	Growth
	$ in millions
Revenue
North American Music	$516.7	$689.2	(25.0%)
International Music	323.6	203.1	59.3%
Ticketing	13.1	2.6	**
Other	0.9	1.8	**

	$854.3	$896.7	(4.7%)

				Margins
				Q4 2009	Q4 2008
Adjusted Operating Income (Loss)
North American Music	$0.5	$23.9	(97.9%)	0.1%	3.5%
International Music	18.6	18.6	—	5.7%	9.2%
Ticketing	(1.6)	(7.7)	79.2%	(12.3%)	**
Other	(0.5)	0.1	**
Corporate	(13.5)	(14.5)	6.9%

	$3.5	$20.4	(82.8%)	0.4%	2.3%

Operating Income (Loss)
North American Music	$(38.9)	$(297.3)	**	(7.5%)	**
International Music	5.6	5.0	12.0%	1.7%	2.5%
Ticketing	(4.9)	(11.2)	56.3%	(37.7%)	**
Other	(0.2)	—	**
Corporate	(16.5)	(19.9)	17.1%

	$(54.9)	$(323.4)	**	(6.4%)	**

Acquisition Transaction Expenses:
International Music	(0.3)	—	**
Corporate	(9.2)	—	**

	$(64.4)	$(323.4)	**	(7.5%)	**

**	percentages not meaningful

The highlights of the Live Nation financial information for the fourth quarter of 2009, as compared to the fourth quarter of 2008, are as follows:

•

Completed sale of U.K. theatrical business in the fourth quarter of 2009 for an aggregate gross sales price of $160.8 million and the business is now reflected as discontinued operations for all periods.

•

Revenue for the quarter decreased $42.4 million driven by a $171.6 million decrease in North American Music from lower attendance at arena shows and third-party shows partially offset by a $92.2 million increase in International Music due to arena and stadium show results and the re-opening of the O2 in Dublin. Foreign exchange movements in the quarter increased revenue by $31.2 million.

•

Adjusted Operating Income, or AOI, decreased by $16.9 million, primarily driven by a $23.8 million decline in North American Music from decreased arena show results partially offset by a $6.1 million increase in Ticketing from higher ticket service charges. Foreign exchange movements in the quarter increased AOI by $2.2 million.

•	Operating Loss improved by $259.0 million, primarily driven by a $260.8 million decrease in goodwill impairment.

LIVE NATION FINANCIAL HIGHLIGHTS – YEAR ENDED DECEMBER 31

(Unaudited)

	2009	2008	Growth
	$ in millions
Revenue
North American Music	$2,568.5	$2,678.3	(4.1%)
International Music	1,534.1	1,378.1	11.3%
Ticketing	73.6	22.4	**
Other	4.8	6.5	**

	$4,181.0	$4,085.3	2.3%

				Margins
				2009	2008
Adjusted Operating Income (Loss)
North American Music	$102.3	$124.6	(17.9%)	4.0%	4.7%
International Music	104.5	88.2	18.5%	6.8%	6.4%
Ticketing	6.9	(18.7)	**	9.4%	**
Other	(0.3)	—	**
Corporate	(48.9)	(45.1)	(8.4%)

	$164.5	$149.0	10.4%	3.9%	3.6%

Operating Income (Loss)
North American Music	$(18.4)	$(260.4)	**	(0.7%)	**
International Music	67.0	47.6	40.8%	4.4%	3.5%
Ticketing	(6.0)	(25.9)	76.8%	(8.2%)	**
Other	(0.6)	(0.6)	—
Corporate	(58.4)	(58.0)	(0.7%)

	(16.4)	(297.3)	**	(0.4%)	**

Acquisition Transaction Expenses:
International Music	(1.1)	—	**
Corporate	(34.9)	—	**

	$(52.4)	$(297.3)	**	(1.3%)	**

**	percentages not meaningful

The highlights of the Live Nation financial information for the year ended December 31, 2009, as compared to the same period in 2008, are as follows:

•

Revenue for the year increased $95.7 million, primarily driven by a $331.8 million increase in International Music from strong stadium shows, improved festival performance and the reopening of the O2 Dublin partially offset by a $139.9 million decrease in North American Music due to decreased number of events and attendance. Revenue also impacted by a $51.2 million increase in Ticketing from ticket service charges and sponsorships and $32.3 million from acquisitions net of the Italy divestiture. Foreign exchange movements for the year reduced revenue by $179.8 million. Revenue on a constant currency basis was up nearly 7% over the prior year.

•

Adjusted Operating Income increased by $15.5 million, primarily driven by a $25.8 million increase in International Music due to the reopening of the O 2 Dublin and improved festival performance and a $25.6 million improvement in Ticketing due to increased ticket service charges and sponsorships, partially offset by a $21.6 million decline in North American Music from a decrease in the number of events and attendance at shows and a $9.9 million decline from foreign exchange movements during the year.

•	Operating Loss improved by $244.9 million, primarily driven by a $260.8 million decrease in goodwill impairment.

•	Free cash as of December 31, 2009 was $94.5 million and free cash flow for the year was $58.9 million for 2009 as compared to $54.8 million for 2008.

Key operating metrics related to the Live Nation business for the fourth quarter and year ended December 31 are outlined below:

LIVE NATION METRICS

(Unaudited; $ in millions except as noted)

Key Drivers	Q4 2009		Q4 2008		Variance (Qtr.)	2009	2008	Variance (YTD)

Global Music
Talent Costs and Other Event Direct Operating Expenses	$674.9		$729.0		(7.4%)	$3,334.1	$3,288.4	1.4%
Talent and Other Event Expenses as % of Total Revenue	80.3%		81.7%			81.3%	81.1%
Number of Live Rights (Concerts) (est.)	6,797		7,064		(3.8%)	21,699	22,167	(2.1%)
Total Attendance (est.)	12,427,000		13,278,000		(6.4%)	52,148,000	52,114,000	0.1%
Ancillary Revenue per Attendee - NA Music Amps only*		**		**	**	$17.85	$16.49	8.2%
Total Revenue per Attendee	$67.62		$67.20		0.6%	$78.67	$77.84	1.1%

Sponsorship
Number of Sponsors (est.) - as of December 31, 2009	853		840		1.5%	853	840	1.5%
Sponsorship Revenue Recognized	$36.4		$33.9		7.4%	$181.0	$170.9	5.9%
Average Revenue per Sponsor (rounded, whole $)	$43,000		$40,000		7.5%	$212,000	$203,000	4.4%

*	Excludes rentals
**	Not meaningful

TICKETMASTER FINANCIAL HIGHLIGHTS – 4th QUARTER

(Unaudited)

	Q4 2009	Q4 2008	Growth
	$ in millions
Revenue
Ticketing	$351.3	$338.2	3.9%
Artist Services	57.5	45.8	25.5%

	$408.8	$384.0	6.5%

				Margins
				Q4 2009	Q4 2008
Adjusted EBITDA
Ticketing	$81.4	$64.7	25.8%	23.2%	19.1%
Artist Services	18.3	17.0	7.6%	31.8%	37.1%
Corporate and unallocated	(27.0)	(23.0)	(17.4%)

	$72.7	$58.7	23.9%	17.8%	15.3%

Operating Income (Loss)
Ticketing	$62.4	$(1,049.1)	**	17.8%	**
Artist Services	2.6	7.6	(65.8%)	4.5%	16.6%
Corporate and unallocated	(30.4)	(26.5)	(14.7%)

	$34.6	$(1,068.0)	**	8.5%	**

**	percentages not meaningful

The highlights of the Ticketmaster financial information for the fourth quarter of 2009, as compared to the fourth quarter of 2008, are as follows:

•

Beta launch of new interactive seat maps on Ticketmaster.com initiated in December 2009, a major step in improving the fan experience of buying a ticket online, with continued roll-out throughout 2010.

•

Sold 34 million tickets in the quarter, down 3% from 2008; excluding the impact of Live Nation, ticket volume grew slightly and average revenue per primary ticket increased 4% (excluding foreign exchange).

•

Revenue for the quarter increased $24.8 million, or 6%, due to higher ticket sales volume (excluding Live Nation) and average ticket fees, along with non-ticketing revenues in advertising and Front Line. Foreign exchange movements in the quarter increased revenue by $11.8 million.

•

Adjusted EBITDA increased $14.0 million driven by primary ticketing growth and fixed cost reductions of $13.0 million, partially offset by $9.6 million in merger-related costs. Foreign exchange impact on Adjusted EBITDA was only $0.1 million for the quarter.

•	Operating Income improved $1.1 billion, driven by a $1.1 billion non-cash, goodwill impairment charge in 2008.

•	Free cash flow for the quarter was $63.6 million as compared to $49.0 million in the prior year, an increase of 30% due to the addition of Front Line and lower capital expenditures.

TICKETMASTER FINANCIAL HIGHLIGHTS – YEAR ENDED DECEMBER 31

(Unaudited)

	2009	2008	Growth
	$ in millions
Revenue
Ticketing	$1,294.4	$1,408.8	(8.1%)
Artist Services	191.8	45.7	**

	$1,486.2	$1,454.5	2.2%

				Margins
				2009	2008
Adjusted EBITDA
Ticketing	$288.1	$312.9	(7.9%)	22.3%	22.2%
Artist Services	56.0	17.0	**	29.2%	37.2%
Corporate and unallocated	(96.3)	(72.2)	(33.4%)

	$247.8	$257.7	(3.8%)	16.7%	17.7%

Operating Income (Loss)
Ticketing	$201.7	$(872.1)	**	15.6%	**
Artist Services	2.2	7.6	(71.1%)	1.1%	16.6%
Corporate and unallocated	(107.8)	(89.6)	(20.3%)

	$96.1	$(954.1)	**	6.5%	**

**	percentages not meaningful

The highlights of the Ticketmaster financial information for the year ended December 31, 2009, as compared to the same period in 2008, are as follows:

•

Sold 130 million tickets in 2009, down 8% from 2008; excluding the impact of Live Nation, ticket volume was down only 2% and average revenue per primary ticket increased 3% (excluding foreign exchange).

•

Revenue increased $31.7 million due to Front Line growth, partially offset by lower primary ticketing revenue due to loss of Live Nation volume and lower revenue from resale ticketing. Foreign exchange movements decreased revenue by $38.5 million for the year.

•

Adjusted EBITDA decreased $9.9 million due to merger costs of $32.2 million, loss of Live Nation ticket volume and decline in resale ticketing EBITDA, offset by fixed cost reductions and Front Line growth. Foreign exchange movements decreased adjusted EBITDA for the year by $8.9 million.

•	Operating Income improved $1.1 billion, driven by a $1.1 billion non-cash, pre-tax goodwill impairment charge in 2008.

•	Free cash flow for the full year was $114.3 million as compared to $167.6 million in the prior year, a decrease of 32% due primarily to debt service payments and merger costs.

Key operating metrics related to the Ticketmaster business for the fourth quarter and year ended December 31 are outlined below:

TICKETMASTER METRICS

(Unaudited; $ in millions except as noted)

Primary Ticketing Volume Trends by Category	Three Months Ended December 31, 2009		Year Ended December 31, 2009
	Global Tickets	Ticket Mix %	Global Tickets	Ticket Mix %
	% Change to PY	% Total Tickets	% Change to PY	% Total Tickets
Concerts	(3%)	50%	(12%)	50%
Sports	(6%)	15%	(4%)	19%
Arts & Theatre	(8%)	19%	(4%)	18%
Family	1%	12%	(6%)	10%
Other (1)	31%	4%	1%	3%

Total	(3%)	100%	(8%)	100%

(1)	Other category includes: tickets for comedy shows; parking; audio and facility tours; donations; lectures; and seminars.

Operating Metrics (1)	Q4 2009	Q4 2008	Growth	2009	2008	Growth
Number of tickets sold	34.0	35.3	(4%)	130.3	141.9	(8%)
Gross value of tickets sold	$2,187.2	$2,155.6	1%	$8,000.9	$8,906.1	(10%)

(1)	The number and gross value of tickets sold are inclusive of primary and secondary tickets.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s premier live entertainment company, consisting of Live Nation, Ticketmaster and Front Line Management Group. As the world’s first artist-to-fan vertically integrated live entertainment platform, the company is improving the fan experience and driving major innovations in ticketing technology, marketing and services. Live Nation is the largest producer of live concerts in the world, annually producing more than 22,000 concerts on behalf of 1,500 artists in 57 countries. In 2008, over 50 million fans attended Live Nation concerts and drove more than 70 million unique visitors to LiveNation.com and other online properties. Ticketmaster serves more than 10,000 clients worldwide in multiple event categories and sold more than 141 million tickets valued at over $8.9 billion on behalf of its clients in 2008. Live Nation Entertainment is headquartered in Los Angeles, California and is listed on the New York Stock Exchange, trading under the symbol LYV. For additional information about the company, please visit www.livenation.com/investors.

Conference Call:

The company will host a teleconference today, February 25th, 2010 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing pass code 51550402. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through March 4, 2010. A replay can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l) and referencing pass code 51550402.

Media Contact:	Investor Contact:

Hannah Kampf	Linda Bandov
Live Nation	Live Nation
(310) 867-7000	(310) 867-7000
hannahkampf@livenation.com	lindabandov@livenation.com

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business, including its prospects for delivering increased annual cash flows, reducing its long-term debt and strengthening its balance sheet; the company’s anticipated achievement of its strategic objectives; and the amount of anticipated synergies and other benefits associated with the Merger. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

LIVE NATION

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition transaction expenses, depreciation and amortization (including goodwill impairment), loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less net cash interest expense, less current tax expense, less maintenance capital expenditures, less distributions to noncontrolling interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred revenue, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements and events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

TICKETMASTER

Adjusted EBITDA is defined as operating income (loss) excluding, if applicable: (1) depreciation expense, (2) non-cash and stock-based compensation expense, (3) amortization and impairment of intangibles, (4) goodwill impairment, (5) pro forma adjustments for significant acquisitions, fair value adjustments to contingent consideration and compensation expense associated with significant acquisitions or the Merger with Live Nation and (6) one-time items. Adjusted EBITDA is one of the primary metrics by which Ticketmaster evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Ticketmaster believes that investors should have access to the same set of tools that it uses in analyzing its results. This supplemental measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. Ticketmaster believes this measure is useful to investors because it represents the operating results from Ticketmaster’s businesses excluding the effects of any other non-cash expenses. Adjusted EBITDA is one of the primary metrics by which Ticketmaster evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Ticketmaster’s statement of operations of certain expenses, including acquisition-related accounting. Ticketmaster endeavors to compensate for the limitations of the supplemental measure presented by also providing the comparable U.S. GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the supplemental measure.

Free Cash Flow is defined as net cash provided by operating activities less funds collected on behalf of clients, net, and less capital expenditures. Ticketmaster believes Free Cash Flow is useful to investors because it represents the cash that the operating businesses generate, before taking into account cash movements that are nonoperational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures such as stock repurchases. This supplemental measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. Therefore, Ticketmaster believes it is important to evaluate Free Cash Flow along with the consolidated statement of cash flows. Ticketmaster endeavors to compensate for the limitations of the supplemental measure presented by also providing the comparable U.S. GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the supplemental measure.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition transaction expenses	Goodwill Impairment	Operating income (loss)

	Three months ended December 31, 2009
North American Music	$0.5	$0.7	$0.1	$29.5	$—	$9.1	$(38.9)
International Music	18.6	4.2	(1.9)	10.7	0.3	—	5.3
Ticketing	(1.6)	0.1	—	3.2	—	—	(4.9)
Other	(0.5)	—	(0.2)	—	—	—	(0.3)
Corporate	(13.5)	1.7	—	1.2	9.2	—	(25.6)

Total Live Nation	$3.5	$6.7	$(2.0)	$44.6	$9.5	$9.1	$(64.4)

	Three months ended December 31, 2008
North American Music	$23.9	$10.5	$0.8	$39.9	$—	$269.9	$(297.2)
International Music	18.6	9.5	0.2	3.9	—	—	5.0
Ticketing	(7.7)	1.3	—	2.2	—	—	(11.2)
Other	0.1	—	0.2	—	—	—	(0.1)
Corporate	(14.5)	3.5	0.7	1.2	—	—	(19.9)

Total Live Nation	$20.4	$24.8	$1.9	$47.2	$—	$269.9	$(323.4)

	For the year ended December 31, 2009
North American Music	$102.3	$3.9	$(0.9)	$108.6	$—	$9.1	$(18.4)
International Music	104.5	5.3	(2.1)	34.3	1.1	—	65.9
Ticketing	6.9	0.3	—	12.6	—	—	(6.0)
Other	(0.3)	—	—	0.3	—	—	(0.6)
Corporate	(48.9)	7.2	—	2.3	34.9	—	(93.3)

Total Live Nation	$164.5	$16.7	$(3.0)	$158.1	$36.0	$9.1	$(52.4)

	For the year ended December 31, 2008
North American Music	$124.6	$15.5	$—	$99.6	$—	$269.9	$(260.4)
International Music	88.2	10.0	0.2	30.4	—	—	47.6
Ticketing	(18.7)	1.6	—	5.6	—	—	(25.9)
Other	—	—	0.1	0.5	—	—	(0.6)
Corporate	(45.1)	8.2	0.8	3.9	—	—	(58.0)

Total Live Nation	$149.0	$35.3	$1.1	$140.0	$—	$269.9	$(297.3)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q4 2009	Q4 2008	2009	2008
Adjusted operating income	$3.5	$20.4	$164.5	$149.0
Less: Cash interest expense – net	(11.8)	(14.9)	(51.2)	(49.9)
Cash Taxes	(2.2)	22.0	(34.8)	(23.3)
Maintenance capital expenditures	(3.0)	(3.3)	(16.9)	(25.0)
Distributions to non-controlling interest partners	(6.2)	(1.2)	(7.0)	(3.0)
Distributions from (contributions to) investments in nonconsolidated affiliates	2.9	2.3	4.3	7.0

Free cash flow	$(16.8)	$25.3	$58.9	$54.8

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2009
Cash and cash equivalents	$237.0
Deferred revenue – event-related	$(269.0)
Accrued artist fees	$(14.2)
Collections on behalf of others	$(37.5)
Prepaids related to artist settlements/events	$178.2

Free cash	$94.5

Note: Net income (loss) attributable to Live Nation Entertainment, Inc. for the three months ended December 31, 2009 and 2008 was $0.5 million and ($339.5) million, respectively. For the year ended December 31, 2009 and 2008, the Net loss attributable to Live Nation Entertainment, Inc. was ($60.2) million and ($239.4) million, respectively.

Reconciliation of Adjusted EBITDA to Net income (loss) attributable to Ticketmaster Entertainment, Inc.

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Adjusted EBITDA(1)	$72.7	$58.7	$247.8	$257.7
Non-cash and stock-based compensation expense	(4.4)	(3.4)	(23.8)	(23.7)
Amortization of intangibles	(18.1)	(15.4)	(71.6)	(44.1)
Depreciation expense	(15.6)	(13.8)	(56.3)	(49.9)
Goodwill impairment	—	(1,094.1)	—	(1,094.1)

Operating income (loss)	34.6	(1,068.0)	96.1	(954.1)
Other expense, net	(21.5)	(23.2)	(58.0)	(30.1)

Earnings (loss) before income taxes and noncontrolling interests	13.1	(1,091.2)	38.1	(984.2)
Income tax provision	(11.2)	17.4	(19.1)	(25.6)

Net income (loss)	1.9	(1,073.8)	19.0	(1,009.8)
Loss attributable to noncontrolling interests, net	1.1	3.0	11.3	4.3

Net income (loss) attributable to Ticketmaster Entertainment. Inc.	$3.0	$(1,070.8)	$30.3	$(1,005.5)

(1)	Ticketmaster’s Adjusted EBITDA for the year ended December 31, 2009 on page 1 above has been revised to add back $32.2 million of merger costs to make the measure more comparable to Live Nation.

Reconciliation of Adjusted EBITDA to Operating income (loss) for Ticketmaster by Segment

($ in millions)	Adjusted EBITDA(1)	Non-cash and stock-based compensation expense	Amortization of Intangibles	Depreciation expense	Goodwill Impairment	Operating income (loss)
Three Months Ended December 31, 2009
Ticketing	$81.4	$(1.9)	$6.4	$14.5	$—	$62.4
Artist Services	18.3	3.6	11.7	0.4	—	2.6
Corporate/unallocated	(27.0)	2.7	—	0.7	—	(30.4)

Total Ticketmaster	$72.7	$4.4	$18.1	$15.6	$—	$34.6

Three Months Ended December 31, 2008
Ticketing	$64.7	$(0.8)	$8.4	$12.1	$1,094.1	$(1,049.1)
Artist Services	17.0	2.2	7.0	0.2	—	7.6
Corporate/unallocated	(23.0)	2.0	—	1.5	—	(26.5)

Total Ticketmaster	$58.7	$3.4	$15.4	$13.8	$1,094.1	$(1,068.0)

For the Year Ended December 31, 2009 (1)
Ticketing	$288.1	$1.4	$32.6	$52.4	$—	$201.7
Artist Services	56.0	14.0	39.0	0.8	—	2.2
Corporate/unallocated	(96.3)	8.4	—	3.1	—	(107.8)

Total Ticketmaster	$247.8	$23.8	$71.6	$56.3	$—	$96.1

(1)    Ticketmaster’s Adjusted EBITDA for the year ended December 31, 2009 on page 1 above has been revised to add back $32.2 million of merger costs to make the measure more comparable to Live Nation.

For the Year Ended December 31, 2008

Ticketing	$312.9	$7.8	$37.1	$46.0	$1,094.1	$(872.1)
Artist Services	17.0	2.2	7.0	0.2	—	7.6
Corporate/unallocated	(72.2)	13.7	—	3.7	—	(89.6)

Total Ticketmaster	$257.7	$23.7	$44.1	$49.9	$1,094.1	$(954.1)

Reconciliation of Free Cash Flow to net cash used in operating activities for Ticketmaster (in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Free Cash Flow	$63.6	$49.0	$114.3	$167.6
Funds collected on behalf of clients, net	(81.9)	(68.4)	21.2	(23.2)
Capital expenditures	10.3	13.8	46.3	50.8

Net cash used in operating activities	$(8.0)	$(5.6)	$181.8	$195.2